Kramer Levin Naftalis & Frankel LLP
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ARTHUR H. AUFSES III         MONICA C. LORD                 ARTHUR B. KRAMER
THOMAS D. BALLIETT           RICHARD MARLIN                MAURICE N. NESSEN
JAY G. BARIS                 THOMAS MOERS MAYER            FOUNDING PARTNERS
PHILIP BENTLEY               THOMAS E. MOLNER                   RETIRED
SAUL E. BURIAN               THOMAS H. MORELAND                 -------
BARRY MICHAEL CASS           ELLEN R. NADLER                 MARTIN BALSAM
NICHOLAS L. COCH             GARY P. NAFTALIS               JOSHUA M. BERMAN
THOMAS E. CONSTANCE          MICHAEL J. NASSAU               JULES BUCHWALD
JOHN E. DANIEL               MICHAEL S. NELSON              S. ELLIOTT COHAN
MICHAEL J. DELL              JAY A. NEVELOFF               RUDOLPH DE WINTER
KENNETH H. ECKSTEIN          MICHAEL S. OBERMAN             MEYER EISENBERG
CHARLOTTE M. FISCHMAN        PAUL S. PEARLMAN             SAMUEL M. EISENSTAT
DAVID S. FRANKEL             SUSAN J.  PENRY-WILLIAMS        ARTHUR D. EMIL
MARVIN E. FRANKEL            BRUCE RABB                      MARIA T. JONES
ALAN R. FRIEDMAN             ALLAN E. REZNICK                SHERWIN KAMIN
CARL FRISCHLING              DONALD L. RHOADS              ANDREW J. MALONEY
MARK J. HEADLEY              SCOTT S. ROSENBLUM             GEORGE M. MURPHY
ROBERT M. HELLER             MICHELE D. ROSS                MAXWELL M. RABB
GEORGE P. HOARE              HOWARD J. ROTHMAN              JAMES SCHREIBER
PHILIP S. KAUFMAN            MARK B. SEGALL                     COUNSEL
PETER S. KOLEVZON            JUDITH SINGER                      ------
KENNETH P. KOPELMAN          PETER G. SMITH               M. FRANCES BUCHINSKY
MICHAEL PAUL KOROTKIN        HOWARD A. SOBEL                JEFFREY W. DAVIS
SHARI K. KROUNER             JEFFREY S. TRACHTMAN           ABBE L. DIENSTAG
KEVIN B. LEBLANG             NEIL R. TUCKER                  MARILYN FEUER
DAVID P. LEVIN               JONATHAN M. WAGNER           RONALD S. GREENBERG
EZRA G. LEVIN                HAROLD P. WEINBERGER          ROBERT T. SCHMIDT
RANDY LIPSITZ                ALAN S. WILMIT               HELAYNE O. STOOPACK
LARRY M. LOEB                E. LISK WYCKOFF, JR.           SPECIAL COUNSEL
                                                                 ------
                                                               FACSIMILE
                                                             (212) 715-8000
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                                                        Writer's Direct Number

                                                            (212) 715-9100
                                                             -------------

                                October 30, 1998


The Ramirez Trust
61 Broadway
New York, New York

               Re:    The Ramirez Trust
                      -----------------

Ladies and Gentlemen:

        We have acted as counsel for The Ramirez Trust, a Delaware business trust (the "Trust"), in connection with certain matters relating to the creation of the Trust and the issuance of shares of beneficial interest therein of the Ramirez Cash Management Money Market Fund, the Ramirez New York Tax-Free Money Market Fund and the Ramirez U.S. Treasury Money Market Fund, three series of the Trust (the "Shares"), pursuant to a registration statement on Form N-1A (File No. 333-59083) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, and the Investment Company Act of 1940, as amended. Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended Trust Instrument of the Trust dated September 15, 1998 (the "Governing Instrument").

         In rendering this opinion, we have examined the following documents: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on June 30, 1998 (the "Certificate") and the Amended Certificate of Trust of the Trust as filed in the Recording Office on October 2, 1998; the Trust Instrument of the Trust dated June 30, 1998 (the "Original Governing Instrument"); the Governing Instrument; the Bylaws of the Trust; certain resolutions of the Trustees of the Trust prepared for adoption at the September 15, 1998 meeting of the Trustees relating to the organization of the Trust (the "Resolutions" and together with the Governing Instrument and the



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Kramer Levin Naftalis & Frankel LLP

The Ramirez Trust
October 30, 1998
Page 2

By-laws, the "Governing Documents"); the Trust's Notification of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A as filed with the Securities and Exchange Commission on July 14, 1998; the Trust's Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.

         We have further assumed for the purpose of this opinion: (i) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced resolutions, instruments, certificates and other documents, and of all documents contemplated by the Governing
Instrument and applicable resolutions of the Trustees to be executed by investors desiring to become shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Governing Instrument and all applicable resolutions of the Trustees in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust under Sections 11.04 or
11.05 of the Original Governing Instrument or the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Act; (vi) that the Trust is, becomes, or will become prior to or within 180 days following the first issuance of beneficial interest therein, a registered investment company under the Investment Company Act of 1940, as amended; and (vii) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified.

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Kramer Levin Naftalis & Frankel LLP

The Ramirez Trust
October 30, 1998
Page 3

         We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction. We have received and relied upon an opinion from Morris, Nichols, Arsht & Tunnell, special Delaware counsel, a copy of which is attached hereto as Exhibit A, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference as though fully set forth herein.

         Based upon and subject to the foregoing, we are of the opinion, and so advise you as follows:

          i. The Trust is duly organized and validly existing as a business trust in good standing under the laws of the State of Delaware.

          ii. The Shares, when issued to shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

         This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any government agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or state of facts which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

         Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to the Trust's Registration Statement on Form N-1A.

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Kramer Levin Naftalis & Frankel LLP

The Ramirez Trust
October 30, 1998
Page 4

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/Kramer Levin, Naftalis & Frankel LLP